Exhibit 99.1
FOR IMMEDIATE RELEASE

AROTECH CORPORATION REPORTS RESULTS
FOR THE SECOND QUARTER AND FIRST SIX MONTHS, 2012

First half shows substantial improvement over prior year –
revenues up, operating and net loss from continuing operations down, but margins impacted

Ann Arbor, Michigan, August 13, 2012 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and homeland security markets, today reported results for the quarter and six months ended June 30, 2012.

Second Quarter Results

Revenues from continuing operations for the second quarter reached $20.4 million, compared to $10.6 million for the corresponding period in 2011, an increase of 92.3% over the same period last year.

Gross profit from continuing operations for the quarter was $3.4 million, or 16.5% of revenues, compared to $3.5 million, or 32.6% of revenues, for the corresponding period last year, a 16.1 point decrease in the gross margin percentage.

Adjusted Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the quarter was $(88,000), compared to $(384,000) for the corresponding period of 2011. Arotech believes that information concerning Adjusted EBITDA enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The Company’s net loss from continuing operations for the second quarter was $(1.3 million), or $(0.09) per share, versus a net loss of $(1.5 million), or $(0.11) per share, for the corresponding period last year.

The Company’s net loss from all operations, including discontinued operations, for the second quarter was $(2.9 million), or $(0.20) per share, versus a net loss of $(2.1 million), or $(0.15) per share, for the corresponding period last year.

“While we are of course pleased with the dramatic increase in our revenues, the lower margins this quarter meant that most of that increase did not make its way into the bottom line,” noted Arotech Chairman and CEO Robert S. Ehrlich. “This was because a substantial portion of this increase related to the Simulation Division’s VCTS order – which was in any event bid aggressively in order help position FAAC to compete for additional large contract wins at better margins – and at this stage VCTS has a mix tilted more towards hardware, on which margins are substantially lower,” continued Ehrlich. “As we continue to fill this order and the mix moves more to software and less from hardware, we should begin to see improvement in our margins,” concluded Ehrlich.

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First Six Months Results

Revenues from continuing operations for the first six months of 2012 reached $36.5 million, compared to $23.0 million for the corresponding period last year, an increase of 58.4% over the same period last year.

Gross profit from continuing operations for the first six months of 2012 was $7.6 million, or 21.0% of revenues, compared to $7.0 million, or 30.4% of revenues, for the corresponding period last year, a 9.4 point decrease in the gross margin percentage.

Adjusted Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the first six months of 2012 was $392,000, compared to $(544,000) for the corresponding period last year. Arotech believes that information concerning Adjusted EBITDA enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The Company’s net loss from continuing operations for the first six months of 2012 was $(2.4 million), or $(0.16) per share, versus a net loss of $(2.4 million), or $(0.17) per share, for the corresponding period last year.

The Company’s net loss from all operations, including discontinued operations, for the first six months of 2012 was $(4.0 million), or $(0.27) per share, versus a net loss of $(4.7 million), or $(0.34) per share, for the corresponding period last year.

Backlog

Backlog of orders totaled approximately $87.3 million as of June 30, 2012, as compared to $94.9 million at June 30, 2011 and $77.3 million as of March 31, 2012.

Cash Position at Quarter End

As of June 30, 2012, the Company had $1.4 million in cash and $93,000 in restricted collateral deposits, as compared to December 31, 2011, when the Company had $2.3 million in cash and $1.7 million in restricted collateral deposits.

The Company also had $2.2 million in unused bank lines of credit with its main bank as of June 30, 2012, under a $10.0 million credit facility under its FAAC subsidiary, which is secured by the Company’s assets and the assets of the Company’s other domestic subsidiaries and guaranteed by the Company and its other domestic subsidiaries, at a rate of LIBOR plus 375 basis points. There was $2.1 million of available credit on this line as of June 30, 2012, based on the borrowing base calculations.

The Company had trade receivables of $11.3 million as of June 30, 2012, compared to $11.9 million as of December 31, 2011. The Company had a current ratio (current assets/current liabilities) of 1.27 as of June 30, 2012 and 1.36 as of December 31, 2011.

Conference Call

The Company will host a conference call Tuesday, August 14, 2012 at 9:00 a.m. EDT. Those wishing to access the conference call should dial 1-877-407-0778 (U.S.) or 1-201-689-8565 (international) a few minutes before the 9:00 a.m. EDT start time. A replay of the conference call will be available starting Tuesday, August 14, 2012 at 10:30 a.m. EDT until Tuesday, August 21, 2012 at 11:59 p.m. The replay telephone number is 1-877-660-6853 (U.S) and 1-201-612-7415 (international). The replay ID pass code for both the call and the replay is 398777 and the account number is 286.

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About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers and advanced zinc-air and lithium batteries and chargers. Arotech operates through two major business divisions: Training and Simulation, and Battery and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Michigan and Israel.

CONTACT:

Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; Arotech’s ability to remain listed on the Nasdaq Stock Market in accordance with the Nasdaq’s $1.00 minimum bid price and other continued listing standards; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

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AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Six months ended June 30,		Three months ended June 30,
	2012	2011	2012	2011
Revenues	$36,480,838	$23,032,187	$20,373,130	$10,591,716

Cost of revenues, exclusive of amortization of intangibles	28,832,494	16,024,226	17,013,427	7,135,965
Research and development expenses	1,046,961	854,949	455,808	446,952
Selling and marketing expenses	2,613,194	2,402,233	1,328,301	1,221,901
General and administrative expenses	5,001,385	4,963,849	2,000,779	2,529,688
Amortization of intangible assets and capitalized software	601,305	954,623	299,934	478,317
Total operating costs and expenses	38,095,339	25,199,880	21,098,249	11,812,823

Operating loss	(1,614,501)	(2,167,693)	(725,119)	(1,221,107)

Other income	753	32,499	561	13,426
Financial expenses, net	(379,000)	(10,105)	(342,164)	(119,271)
Total other income (expense)	(378,247)	22,394	(341,603)	(105,845)
Loss from continuing operations before income tax expense	(1,992,748)	(2,145,299)	(1,066,722)	(1,326,952)

Income tax expense	397,154	281,246	199,577	140,622
Loss from continuing operations	(2,389,902)	(2,426,545)	(1,266,299)	(1,467,574)
Loss from discontinued operations, net of income tax	(1,571,201)	(2,288,039)	(1,635,361)	(603,865)
Net loss	(3,961,103)	(4,714,584)	(2,901,660)	(2,071,439)

Other comprehensive income, net of income tax
Foreign currency translation adjustment	(171,511)	321,947	(338,586)	186,049
Comprehensive loss	$(4,132,614)	$(4,392,637)	$(3,240,246)	$(1,885,390)

Basic and diluted net loss per share – continuing operations	$(0.16)	$(0.17)	$(0.09)	$(0.11)
Basic and diluted net loss per share – discontinued operations	$(0.11)	$(0.17)	$(0.11)	$(0.04)
Basic and diluted net loss per share	$(0.27)	$(0.34)	$(0.20)	$(0.15)
Weighted average number of shares used in computing basic and diluted net loss per share	14,691,577	13,796,680	14,728,352	13,855,164

Reconciliation of Non-GAAP Financial Measure

To supplement Arotech’s consolidated financial statements presented in accordance with GAAP, Arotech uses a non-GAAP measure, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards GAAP profitability. Reconciliation of Adjusted EBITDA to the nearest GAAP measure follows:

ADJUSTED EBITDA
	Six months ended June 30,		Three months ended June 30,
	2012	2011	2012	2011
Operating profit (loss) (GAAP measure)	$(2,389,902)	$(2,426,545)	$(1,266,299)	$(1,467,574)
Add back:
Financial (income) expense – including interest	379,000	10,105	342,164	119,271
Income tax expenses (benefit)	397,154	281,246	199,577	140,622
Depreciation and amortization expense	1,154,709	1,490,991	580,331	746,169
Other adjustments*	851,422	100,417	55,989	77,832
Total Adjusted EBITDA (Non-GAAP measure)	$392,383	$(543,786)	$(88,238)	$(383,680)
* Includes stock compensation expense, adjustments to allowances and other non-cash expenses.

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